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              CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 7, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of The Robertson Stephens Growth & Income Fund, The Robertson Stephens Emerging Growth Fund, The Robertson Stephens Partners Fund, The Robertson Stephens Global Natural Resources Fund, The Robertson Stephens Global Low-Priced Stock Fund, The Robertson Stephens Developing Countries Fund, The Information Age Fund, The Contrarian Fund, The Robertson Stephens Value + Growth Fund, The Robertson Stephens Diversified Growth Fund, The Robertson Stephens Global Value Fund, and The Robertson Stephens MicroCap Growth Fund (hereafter referred to as the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in the Prospectuses.

/s/ Price Waterhouse LLP

San Francisco, California
February 25, 1998